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EXHIBIT 12
                       MANUFACTURED HOME COMMUNITIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


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
                                                                     For the Years Ended December 31,
                                                     2000           1999           1998           1997           1996
                                                   --------------------------------------------------------------------
Income before allocation to Minority
   Interests and extraordinary loss on early
   extinguishment of debt                          $ 52,701       $ 36,835       $ 35,663       $ 33,469       $ 26,943

Fixed Charges                                        64,532         56,619         49,693         21,753         18,264
                                                   --------------------------------------------------------------------

Earnings                                           $117,233       $ 93,454       $ 85,356       $ 55,222       $ 45,207
                                                   ====================================================================


Interest incurred                                  $ 52,317       $ 53,134       $ 49,160       $ 20,708       $ 16,794
Amortization of deferred financing costs                963            641            533          1,045          1,470
Perpetual Preferred OP Unit Distributions            11,252          2,844
                                                   --------------------------------------------------------------------

Fixed Charges                                      $ 64,532       $ 56,619       $ 49,693       $ 21,753       $ 18,264
                                                   ====================================================================


Earnings/Fixed Charges                                 1.82           1.65           1.72           2.54           2.48
                                                   ====================================================================
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